                                             EXHIBIT 2.2

--------------------------------------------
GRAYS FERRY COGENERATION PARTNERSHIP,      :     COURT OF COMMON PLEAS
TRIGEN SCHUYLKILL COGENERATlON, INC.       :     PHILADELPHIA COUNTY
NRGG (SCHUYLKILL) COGENERATION. INC.,      :
TRIGEN-PHILADELPHIA ENERGY                 :
CORPORATION and THE CHASE MANHATTAN        :
BANK                                       :      APRIL TERM, 1998
                                           :
                    Plaintiffs             :      NO. 544

          v.
                                           :
PECO ENERGY COMPANY, ADWIN                 :
(SCHUYLKILL) COGENERATION, INC. and        :
THE PENNSYLVANIA PUBLIC UTILITY            :
C0MMISSION,                                :
                                           :
                    Defendants             :
------------------------------------------.:

WESTINGHOUSE POWER GENERATION,             :
a Division of CBS CORPORATION (Formerly    :     COURT OF COMMON PLEAS
WESTINGHOUSE ELECTRIC CORPORATION)         :     PHILADELPHIA COUNTY
                                           :
                    Plaintiff,             :
          v.                               :
                                           :      MAY 115RM, 1998
PECO ENERGY CORPORATION                    :
                                           :      NO. 3454
                    Defendant.             :
-------------------------------------------:

                 FINAL SETTLEMENT DECREE AND ORDER

     AND NOW, this 23rd day of April, 1999, the parties to the above actions having agreed to a final settlement of the above actions on the following terms, it is ORDERED that:

     1. The Agreement for Purchase of Electric Output (Phase I), the Agreement for Purchase of Electric Output (Phase II), and the two Contingent Capacity Purchase Addendums to the Agreements for Purchase of Electric Output (Phase I and Phase 11) between PECO Energy Company and the Grays Ferry Cogeneration Partnership (collectively, the "Power Purchase Agreements") are hereby amended as provided in the Second Amendment Agreement, attached hereto as Exhibit A and made a part of this Decree and Order. Other than the amendments contained in the Second Amendment Agreement, the Power Purchase Agreements remain unchanged.

     2. PECO Energy Company and the Grays Perry Cogeneration
Partnership shall specifically perform the Power Purchase
Agreements as modified by the Second Amendment Agreement.

     3. The partnership interest of Adwin (Schuylkill)
Cogeneration, Inc. in the Grays Ferry Cogeneration Partnership is hereby transferred in accordance with Assignment of Partnership
Interest, attached hereto as Exhibit B and made a part of this Decree and Order.

     4. The preliminary injunction issued in the action at April
Term, 1998, No. 544, on May 6, 1998, is hereby dissolved, and the bond posted by the Grays Ferry Cogeneration Partnership shall be released to it.

     5. The action of plaintiffs Grays Ferry Cogeneration
Partnership, Trigen-Schuylkill Cogeneration, Inc., NRGG
(Schuylkill) Cogeneration, Inc. (now called CogenAmerica Schuylkill Inc.), and Trigen-Philadelphia Energy Corporation against defendants PECO Energy Company and Adwin (Schuylkill) Cogeneration, Inc., No. 544, April Term, 1998, is hereby dismissed with prejudice, and shall be marked settled, discontinued and ended.

     6. The action of plaintiff The Chase Manhattan Bank, suing for itself and as agent for a syndicate of banks pursuant to the March 1996 Credit Agreement, against defendant PECO Energy Company, No. 544, April Term, 1998, is hereby dismissed with prejudice, and shall be marked settled, discontinued and ended.

     7. The action of plaintiff Westinghouse Power Generation, a Division of CBS Corporation (formerly Westinghouse Electric Corporation) against defendant PECO Energy Corporation, No. 3454, May Term, 1998, is hereby dismissed with prejudice, and shall be marked settled, discontinued and ended.

     8. Neither the final settlement of the parties hereto nor this Fina1 Settlement Decree and Order shall be deemed a finding for or against any party or concerning the validity of any claim, defense or fact alleged in this litigation, and the final settlement of the parties and this Final Settlement Decree and Order may not be admitted as evidence of any of the foregoing in any action involving any party, except an action to enforce the terms hereof. PECO Energy agrees that it will not rely on any action of the PUC, or any other governmental agency, prior to the date of this Final Settlement Decree and Order to exercise any rights under Section 19.1(b) of the Power Purchase Agreements. PECO Energy shall not terminate, or attempt to terminate the Power Purchase Agreements pursuant to Section 19.1(b), except upon application to the Court, after notice to all parties, and a determination by the Court (after hearing including any evidentiary proceedings as the Court may deem appropriate to adjudication on the merits) that PECO Energy has a right to terminate under Section 19.1(b). PECO Energy agrees that payments made to the Grays Ferry Cogeneration Partnership pursuant to the preliminary injunction entered in this action shall not be included in determining any amount of damages under Section 20.3 of the Power Purchase Agreements.

     9. Notwithstanding the dismissal of the above actions, this Court retains jurisdiction to enforce the obligations of this Decree and Order.

GRAYS FERRY COGENERATION           PECO ENERGY COMPANY
PARTNERSHIP, TRIGEN-SCHUYLKILL
COGENERATION, INC., NRGG
(SCHUYLKILL) COGENERATION, INC.,
and TRIGEN-PHILADELPHIA ENERGY
CORPORATION



 /s/ Barnett Satinsky, Esq.         /s/ Alan J. Davis, Esq.
---------------------------        ---------------------------
Barnew Satinsky, Esq.              Alan J. Davis, Esq.
Fox, Rothschild, O'Brien &         Ballard Spahr Andrews &
     Frankel, LLP                       Ingersoll, LLP
Their Attorney                     Its Attorney

THE CHASE MANHATTAN BANK           ADWIN (SCHUYLKILL)
                                   COGENERATION, INC.


 /S/  Edward Shapiro, Esq.          /s/  Matthew D'Annunzio, Esq.
----------------------------       ------------------------------
Edward Shapiro, Esq.               Matthew D'Annunzio, Esq.
Latham & Watkins                   Mesirov Gelman Jaffe Cramer &
Its Attorney                            Jamieson, LLP
                                   Its Attorney

WESTINGHOUSE POWER GENERATION



 /s/ Frederick W. Bode, III, Esq.
---------------------------------
Frederick W. Bode, III, Esq.
Dickie, McCamey & Chilcote, P.C.
Its Attorney

                                   BY THE COURT:


                                   /s/ Gary S. Glazer, J.
                                   ----------------------------
                                   Honorable Gary S. Glazer, J.

Exhibit A omitted. We agree to furnish a copy of Exhibit A to the Securities and Exchange Commission upon request.

                ASSIGNMENT OF PARTNERSHIP INTEREST

     This Assignment Agreement made this ____ day of April, 1999 by and among Grays Ferry Cogeneration Partnership, a Pennsylvania General Partnership ("Assignee"), Trigen-Schuylkill Cogeneration, Inc., a Pennsylvania corporation ("Trigen-Schuylkill"), CogenAmerica Schuylkill, Inc., a Delaware corporation ("CogenAmerica Schuylkill"), Adwin (Schuylkill) Cogenerattion, Inc., a Pennsylvania corporation ("Assignor") and PECO Energy Company ("PECO Energy"), a Pennsylvania corporation.

     A. Assignor is a one-third partner in Assignee pursuant to an Amended and Restated Partnership Agreement dated March 1, 1996 (the "Partnership Agreement").

     B. This Assignment is made pursuant to paragraph 3 of the Final Settlement Decree and Order entered in consolidated actions at No. 544, April Term, 1998 and No. 3454, May Term, 1998 in the
Philadelphia Court of Common Pleas (the "Final Settlement Decree and Order").

     Now, therefore, the parties hereto in consideration of the premises hereof and the mutual promises herein, intending to be legally bound hereby, agree as follows:

     1. Assignment of Partnership Interest. Assignor hereby assigns, transfers and relinquishes to Assignee and Assignee hereby receives and accepts from Assignor all of Assignor's right, title and interest in and to the Assignor Partnership Interest free and clear of all liens, security interests, pledges, mortgages, restrictions, claims or encumbrances, of any kind whatsoever ("Encumbrances"), except for the security interest therein of The Chase Manhattan
Bank ("Chase") for itself and as agent for certain other banks.
For the purposes of this Assignment, the "Assignor Partnership Interest" shall mean the entire one-third partnership interest of Assignor in Assignee as set forth in the Partnership Agreement. It is the intent of the parties hereto that after giving effect to this Assignment, the interests in the Assignee shall be held as follows: 50% by Trigen-Schuylkill and 50% by CogenAmerica
Schuylkill, formerly known as NRGG (Schuylkill) Cogeneration Inc.
2. Allocation of Income, Losses, Expenses, etc. Assignor acknowledges that it has from the commencement of Assignee through the date hereof been allocated for income tax purposes various items of income, loss, deductions, credits and expenses in relation to the Assignor Partnership Interest and that such allocation thereof will be made to Assignor through the date hereof. As a result of the transfer of the Assignor Partnership Interest to Assignee hereunder, Assignor acknowledges that except as otherwise required by law no change or adjustment will be made with respect to such allocation for income tax purpose through and including the date hereof and that such allocation shall be made under the closing-of-the-books method as permitted by Section 706 of the Internal Revenue Code of 1986, as amended, and the Treasury
Regulations promulgated thereunder. After this Assignment, nothing shall be allocated for income tax purposes to Assignor.
3. Representations and Warranties of Assignor and PECO Energy. Assignor and PECO Energy hereby represent, warrant and covenant to Assignee as follows:

          a. Assignor owns outright and has good and marketable title to the Assignor Partnership Interest free and clear of all Encumbrances arising by or through Assignor or PECO Energy, except for the security interest therein of Chase for itself and as agent for certain other banks, and to the best of their knowledge, no third party has asserted any claim against the Assignor's
Partnership Interest, and Assignor is transferring to Assignee hereunder the Assignor Partnership Interest free and clear of all Encumbrances arising by or through Assignor or PECO Energy, except for the security interest therein of Chase for itself and as agent for certain other banks.

          b. Assignor has the full legal right, power and authority required to enter into, execute and deliver this Assignment and perform its obligations hereunder subject to the security interest of Chase for itself and as agent for certain other banks. The execution, delivery and performance of this Assignment (and all other agreements required to effect transactions contemplated hereunder) and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on behalf of Assignor, any direct or indirect subsidiary of PECO Energy and PECO Energy. This Assignment and each other agreement to be executed by Assignor to effect the transactions contemplated by this Assignment is the valid and legally binding obligation of Assignor, enforceable against Assignor in accordance with its terms.

          c. The execution, delivery and performance of this Assignment by Assignor do not constitute a violation of, conflict with, result in a breach of or a default under (i)the Articles or Certificate of Incorporation or the Bylaws of Assignor, (ii) the terms of any agreement to which Assignor is a party, (iii) any order, injunction, decree or other judgement of any kind of any Federal, state or local court, governmental body, administrative agency or regulatory authority to which Assignor is a party or by which its is bound or affected, or (iv) any provision of any Federal or state law or statute or any ordinance, rule or regulation of any governmental or regulatory authority.

          d. No consent or approval of or filing or registration with any governmental body or other person or entity is required for or in connection with the execution, delivery and performance by Assignor of this Assignment or the consummation of the transactions contemplated hereunder.

     4. Representations and Warranties of Assignee, Trigen-Schuylkill and CogenAmerica Schuylkill. Assignee, Trigen-Schuylkill and
CogenAmerica Schuylkill hereby represent, warrant and covenant to Assignor and PECO Energy as follows:

          a. Assignee, Trigen-Schuylkill and CogenAmerica Schuylkill have the full legal right, power and authority required to enter into, execute and receive this Assignment and perform their obligations hereunder. The execution, receipt and performance of this Assignment (and all other agreements required to effect transactions contemplated hereunder) and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary partnership and corporate action on behalf of Assignee, Trigen-Schuylkill and CogenAmerica Schuylkill. This
Assignment and each other agreement to be executed to effect the transactions contemplated by this Assignment is the valid and legally binding obligation of Assignee, Trigen-Schuylkill and CogenAmerica Schuylkill, enforceable against each of them in accordance its terms.

          b. The execution, receipt and performance of this Assignment by Assignee, Trigen-Schuylkill and CogenAmerica Schuylkill do not constitute a violation of, conflict with, result in a breach of or a default under (i) the Partnership Agreement or the Articles or Certificate of Incorporation or the Bylaws of Assignee, Trigen-
Schuylkill or CogenAmerica Schuylkill, (ii) the terms of any agreement to which Assignee, Trigen-Schuylkill or CogenAmerica
Schuylkill is a party, (iii) any order, injunction, decree or other judgment of any kind of any Federal, State or local court, governmental body, administrative agency or regulatory authority to which Assignee, Trigen-Schuylkill or CogenAmerica Schuylkill is a party or by which it is bound or affected, or (iv) any provision of any Federal or state law or statute or any ordinance, rule or regulation of any governmental or regulatory authority.

          c. No consent or approval of or filing or registration with any governmental body or other person or entity is required for or in connection with the execution, receipt and performance by Assignee, Trigen-Schuylkill or CogenAmerica Schuylkill of this Assignment or the consummation of the transactions contemplated hereunder.

          d. There have been no and shall be at any time hereafter no distributions of disbursable assets as defined in the Partnership
Agreement, accruing at any time from and after the formation of the Partnership through the date of this Assignment, to any or every partner of the Assignee.

          e. Assignee, Trigen-Schuylkill and CogenAmerica Schuylkill are accepting assignment of the Assignor Partnership Interest as provided in this Agreement for the purpose of investment and not with a view to, or for sale in connection with, any distribution proscribed by the federal securities laws and will not at any time sell, pledge, or otherwise transfer the Assignor Partnership Interest other than in transactions which are not in violation of such laws.

     5. Survival of Representations and Warranties. All representations, warranties, covenants, and agreements under paragraphs 3 and 4 hereof shall survive the execution and delivery of this Assignment.

     6. Indemnification and Release of Assignor. Except for liabilities arising under paragraph 3 hereof, Assignee, Trigen-Schuylkill and CogenAmerica Schuylkill (the "Indemnifying Parties") hereby (a) release, remise and discharge Assignor, PECO Energy and their respective officers, directors and affiliates (the "Indemnified Parties") from any and all claims, actions or causes of action, suits, arbitration or administrative proceedings, controversies, judgement or demands of any of the Indemnifying Parties or anyone claiming through or under any of them and (b) indemnify, defend and hold harmless the Indemnified Parties from all damages, liabilities or expenses (including reasonable attorney's fees), including any liabilities to creditors of Assignee, that in either case arises out of the Assignor Partnership Interest, the partnership interest of any Indemnifying Party in Assignee, or the participation of any Indemnifying party or Indemnified Party in the business or Assignee whether prior or after the date of this Assignment.

     7. Further Mutual Assurances. At any time and from time to time after the date hereof and without consideration, Assignee, Assignor and/or PECO Energy will promptly execute and deliver all such further documents as may reasonably be requested in order to more fully consummate the transactions contemplated herein, and in order to more fully provide Assignor or PECO Energy with a financial accounting of the assets and liabilities of the Partnership to enable Assignor and/or PECO Energy to prepare tax returns and close Assignor's books.

     8. Headings. The headings in this Assignment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Assignment.

     9. Governing Law. This Assignment shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made, delivered and to be performed entirely within the Commonwealth of Pennsylvania.

     10. Entire Agreement. This Assignment together with the Final Settlement Decree and Order constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior or contemporaneous agreements, written or oral, with respect thereof.

     11. Counterparts. This Assignment may be executed in counterparts each of which shall constitute an original and all of which together shall constitute one agreement.

     12. Binding Agreement. This Assignment shall be binding upon and enure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns.

     13. Effective Date. This Assignment shall become effective upon its execution by Assignor, PECO Energy, Assignee, Trigen-Schuylkill, CogenAmerica Schuylkill, Chase, Westinghouse Power Generation and the entry of the Final Settlement Decree and Order by the Court.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

               Grays Ferry Cogeneration Partnership

               By CogenAmerica Schuylkill Cogeneration Inc.,
               A general partner


               By:
                    ---------------------------------------
                         President


               By Trigen-Schuylkill Cogeneration, Inc.
               A general partner

               By:
                    ---------------------------------------
                         President

               CogenAmerica Schuylkill Cogeneration Inc.


               By:
                    ------------------------------------
                         President

               Trigen-Schuylkill Cogeneration, Inc.


               By:
                    ------------------------------------
                         President



               Adwin (Schuylkill) Cogeneration, Inc.


               By:
                    -----------------------------------
                         Vice President


               PECO Energy Company


               By:
                    ----------------------------------


               CONSENTED TO:

               The Chase Manhattan Bank


               By:
                    -----------------------------------

               Westinghouse Power Generation, a division of CBS Corporation (Formerly Westinghouse
               Electric Corporation)


               By:
                    -----------------------------------